CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 20 to the registration statement on Form N-4 of The Prudential Variable Contract Account - 24 (the "Registration Statement") of our reports dated February 14, 1997, relating to the financial statements and financial highlights of The Prudential Variable Contract Account - 10, The Prudential Variable Contract Account - 11 and The Prudential Variable Contract Account - 24, which appear in such Statement of Additional Information. We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated March 10, 1997, relating to the statutory financial statements of The Prudential Insurance Company of America, which appears in such Statement of Additional Information. We also consent to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Experts" in the Statement of Additional Information.

/s/PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York  10036
April 24, 1997






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